EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Acuity Brands, Inc. Long-Term Incentive Plan of our reports dated October 25, 2007, with respect to the consolidated financial statements and schedule of Acuity Brands, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2007, and the effectiveness of internal control over financial reporting of Acuity Brands, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 30, 2008